UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2005, E-centives, Inc. (the “Company”) appointed David Jodoin to the Board of Directors of the Company. Mr. Jodoin is the Chief Executive Officer of Iperia, an enterprise software company specializing in solutions for service providers in the voice over IP industry. Prior to that, Mr. Jodoin served as Chief Executive Officer of Alpha NetSolutions, Inc., an information technology consulting organization specializing in strategic consulting, web services and Linux migration strategies. Previously, Mr. Jodoin was the founder and Chief Executive Officer of Innovative Computer Concepts, which merged with Vantive Corporation, a publicly held customer relationship management software company, which eventually merged with PeopleSoft, Inc. While at Vantive, Mr. Jodoin held the position of Executive Vice President and General Manager.

There are no arrangements or understandings between Mr. Jodoin and any other persons pursuant to which Mr. Jodoin was selected as a director, and there have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party with which Mr. Jodoin, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: November 30, 2005